UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2013

NEW YORK & COMPANY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-32315 (Commission File Number)	33-1031445 (IRS Employer Identification No.)

450 West 33rd Street
5th Floor
New York, New York 10001

(Address of principal executive offices, including zip code)

(212) 884-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

In accordance with the New York & Company, Inc. (the “Company”) notice and proxy statement dated May 15, 2013, the Company held its Annual Meeting of Stockholders on June 25, 2013 (the “meeting”). Holders of 58,926,098 shares of the Company’s common stock were present in person or by proxy, representing approximately 93.4% of the Company’s 63,105,792 shares outstanding on the record date of April 30, 2013. The following matters were voted upon and approved by the Company’s stockholders at the meeting:

Proposal 1 — Election of directors:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Bodil M. Arlander	53,804,075	512,165	4,609,858
Jill Beraud	53,678,757	637,483	4,609,858
David H. Edwab	53,529,141	787,099	4,609,858
James O. Egan	53,819,807	496,433	4,609,858
John D. Howard	53,417,213	899,027	4,609,858
Grace Nichols	53,656,757	659,483	4,609,858
Michelle Pearlman	53,395,243	920,997	4,609,858
Richard L. Perkal	53,388,613	927,627	4,609,858
Arthur E. Reiner	53,654,627	661,613	4,609,858
Gregory J. Scott	53,786,281	529,959	4,609,858
Edmond S. Thomas	53,678,627	637,613	4,609,858

Proposal 2 — To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2013:

Votes For	Votes Against	Abstentions	Broker Non-Votes
58,904,481	11,455	10,162	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK & COMPANY, INC.

/s/ Sheamus Toal
Date: June 26, 2013	Name:	Sheamus Toal
	Title:	Executive Vice President and Chief Financial Officer